Clarivate Appoints Michael Easton as Chief Financial Officer
Experienced Clarivate leader brings more than 25 Years of financial and operational expertise
LONDON, July 29, 2026: Clarivate Plc (NYSE: CLVT) ("Clarivate" or the "Company"), a leading global provider of transformative intelligence, today announced the appointment of Michael Easton as Executive Vice President and Chief Financial Officer, effective August 8, 2026. He succeeds Jonathan Collins who is stepping down as CFO to pursue another opportunity.
Mr. Easton is a tenured finance executive of the Company and brings more than 25 years of experience in finance, accounting and operations to the role. He most recently served as Senior Vice President and Chief Accounting Officer, leading Clarivate’s core financial reporting and planning functions and playing a critical role in strengthening financial discipline, enhancing governance and controls and driving operational excellence across the Company. As EVP and CFO, Mr. Easton will focus on advancing Clarivate’s strategic priorities, including accelerating growth, improving profitability, strengthening free cash flow generation and maintaining disciplined capital allocation.
"Michael is a highly respected leader whose financial expertise, strategic insight and institutional knowledge will be invaluable in sustaining our momentum and advancing our growth strategy," said Matti Shem Tov, Chief Executive Officer of Clarivate. "His appointment underscores the strength of our leadership bench and our commitment to thoughtful succession planning, and I am confident he will help us deliver sustainable growth and long-term shareholder value."
"I am honored to serve as EVP and CFO and appreciate the confidence Matti and our Board have placed in me," said Mr. Easton. "Clarivate has a strong foundation, an exceptional team and significant opportunities ahead. My focus will be on disciplined execution – building on our momentum, working across the Company to accelerate growth and translating our strategic priorities into lasting value for our customers and shareholders.”
Mr. Shem Tov added, "We appreciate Jonathan's many contributions to Clarivate during an important transformation period. He brought rigor to our financial management and execution and translated key strategic initiatives and priorities into action, including the planned divestiture of our Life Sciences & Healthcare segment. We wish him every success in the future."
In a separate press release issued today, Clarivate reported its financial results for the second quarter 2026. The Company will host a conference call and webcast today at 9:30 AM Eastern Time to review the results. The webcast is open to all interested parties and may include forward-looking information. To join the webcast please visit https://events.q4inc.com/attendee/248169870.
About Michael Easton
Michael Easton has more than 25 years of experience in finance and accounting. He currently serves as Senior Vice President and Chief Accounting Officer at Clarivate and has been responsible for the Company’s global controllership, financial reporting, treasury and corporate FP&A functions. Previously, Mr. Easton served as Senior Vice President, Financial Planning and Analysis at IHS Inc., where he oversaw corporate FP&A, as well as the product and regional finance teams across the Americas, Europe and Asia. He subsequently served as Senior Vice President and Chief Accounting Officer at IHS Markit, where he led global accounting, financial reporting and finance operations functions following the merger between IHS Inc. and Markit Ltd. Mr. Easton spent more than 14 years with Ernst & Young, where he held positions of increasing responsibility in assurance services. Mr. Easton holds bachelor’s and master's degrees in accounting from Brigham Young University and is a Certified Public Accountant.
Forward-Looking Statements
This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, strategic transactions we may explore, anticipated cost savings, results of operations, financial condition, liquidity, capital allocation plans and share repurchases, foreign exchange impacts, prospects, growth, strategies, and the markets in which we operate, our financial guidance for the fiscal year 2026 and key drivers thereof and underlying assumptions, the impact or anticipated benefits of our Value Creation Plan and other growth strategies, the global macroeconomic uncertainty and volatility, the impact of artificial intelligence (“AI”) on our business and strategy, and the timing of any of the foregoing. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.

About Clarivate
Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property, and Life Sciences & Healthcare. For more information, please visit www.clarivate.com.
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newsroom@clarivate.com
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investor.relations@clarivate.com